UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2019, AVEO Pharmaceuticals, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”), which had previously been adopted by the Company’s Board of Directors (the “Board”), subject to stockholder approval.

A description of the material terms and conditions of the 2019 Equity Incentive Plan is set forth in Proposal 3 on pages 51 to 58 of the Company’s definitive proxy statement for the 2019 Annual Meeting, filed with the Securities and Exchange Commission on April 30, 2019, and is incorporated herein by reference. A complete copy of the 2019 Equity Incentive Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2019, the Company filed a certificate of amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 250,000,000 shares to 500,000,000 shares.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1. The following nominees were elected to the Board for terms expiring at the 2020 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Mr. Michael P. Bailey	48,500,958	11,983,329	71,109,429
Mr. Kenneth M. Bate	46,451,940	14,032,347	71,109,429
Dr. Anthony B. Evnin	55,063,812	5,420,475	71,109,429
Mr. Gregory T. Mayes	48,883,998	11,600,289	71,109,429
Dr. Robert C. Young	46,207,041	14,277,246	71,109,429

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	44,043,407
Against:	15,566,550
Abstain:	874,330
Broker Non-Votes:	71,109,429

3. The Company’s 2019 Equity Incentive Plan was approved.

For:	43,951,039
Against:	15,442,294
Abstain:	1,090,954
Broker Non-Votes:	71,109,429

4. An amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 250,000,000 shares to 500,000,000 shares was approved.

For:	81,529,528
Against:	48,712,613
Abstain:	1,351,575
Broker Non-Votes:	0

5. An amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, by a ratio of not less than 1-for-5 and not more than 1-for-15, and a proportionate reduction in the number of authorized shares of common stock, such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of the Board, was not approved. This proposal required the approval of stockholders holding a majority of the outstanding shares of the Company’s common stock.

For:	80,112,786
Against:	50,456,303
Abstain:	1,024,627
Broker Non-Votes:	0

6. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019 was ratified.

For:	122,731,666
Against:	6,017,171
Abstain:	2,844,879
Broker Non-Votes:	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to Restated Certificate of Incorporation of AVEO Pharmaceuticals, Inc.

99.1	AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan, incorporated herein be reference to Appendix A to the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer

Date: June 13, 2019